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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ProAssurance Corporation of our report dated
February 16, 2001 relating to the financial statements and financial statement schedules, which appears in Professionals Group Inc.'s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Grand Rapids, Michigan
October 25, 2002